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                                                                Exhibit 99.2
                                                                 [Draft 3/20/98]


                       CUSTODIAL UNDERTAKING IN CONNECTION
                         WITH SECURITIES LOAN AGREEMENT


        This Custodial Undertaking In Connection With Securities Loan Agreement (the "Agreement") is made and entered into as of the date set forth below by and among James J. Kim and Agnes C. Kim (collectively, "Lender"), Smith Barney Inc. ("Borrower") and The Chase Manhattan Bank ("Bank").

        WHEREAS, Lender and Borrower have entered into a Securities Loan Agreement (the "Securities Loan Agreement") dated April __, 1998 which provides for loans of certain securities ("Borrowed Securities") by Lender to Borrower (each a "Loan"); and

        WHEREAS, Lender and Borrower have requested that Bank undertake certain agency and custodial functions in connection with certain Loans; and

        WHEREAS, Bank has agreed to act as agent and custodian for Borrower and Lender in order to effect certain Loans on their behalf, all as more particularly set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

        1.      Definitions

                (a) Account. Borrower's Account or Lender's Account, as applicable.

                (b) Borrowed Securities. The meaning set forth in the first Whereas clause of this Agreement.

                (c) Borrower's Account. The meaning set forth in Section 2 of this Agreement.

                (d) Business Day. Any day, from Monday through Friday, on which Bank and Borrower are open to transact business.

                (e) Cash Amount. The meaning set forth in Section 3(b) of this Agreement.



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                (f) Clearing Corporation. The meaning set forth in Section 9(h)
        of this Agreement.

                (g) Collateral. Obligations issued or guaranteed directly or indirectly by the United States government and such other securities acceptable to Lender for Tri-Party Loans identified on Schedule 1 attached hereto. In addition, Collateral shall always include cash.

                (h) Event of Default. A Default by Borrower or Lender pursuant to the Securities Loan Agreement.

                (i) Income. With respect to any Collateral which is a security, any principal thereof then payable and all interest, dividends or other distributions thereon.

               (j) Lender's Account. The meaning set forth in Section 2 of this Agreement.

                (k) Loan. The meaning set forth in the first Whereas clause of this Agreement.

                (l) Loan Termination Date. The meaning set forth in Section 3(c) of this Agreement.

                (m) Market Value. The most recently available closing bid price (usually from the previous Business Day) for the particular Collateral as made available to Bank by a recognized pricing service which Bank uses for pricing such Collateral, plus, with respect to debt securities, any accrued interest on such securities (to the extent not included in the closing bid price). If no price is available, Bank shall be authorized to price any security by contacting any dealer designated as a "primary dealer" by the Federal Reserve Bank of New York and relying upon any price quoted by such "primary dealer" as if it were quoted by a recognized pricing service or Bank may price such Collateral using a formula utilized by Bank for such purpose in the ordinary course of its business. Notwithstanding the foregoing, banker's acceptances, commercial paper, certificates of deposit and cash shall be valued at face value.

                (n) Securities Loan Agreement. The meaning set forth in the first Whereas clause of this Agreement.

                (o) Transaction Date. The meaning set forth in Section 3(a) of this Agreement.

                (p) Tri-Party Loans. Any Loan in connection with which Borrower and Lender utilize Bank's custodial functions pursuant to this Agreement.



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        All references to time shall mean the time in effect in New York, New
York.

        All provisions in this Agreement for the transfer, payment or receipt of funds or cash shall mean transfer of, payment in, or receipt of United States dollars in immediately available funds.

        2.     Nature and Maintenance of Accounts.

               (a) Borrower and Lender hereby appoint Bank as custodian of all Collateral and cash at any time delivered to, and accepted by, Bank in connection with this Agreement and as their agent to effect Tri-Party Loans as specified in this Agreement. Bank hereby accepts appointment as custodian and agent and agrees to establish and maintain Lender's Account (as defined below) as provided hereunder.

               (b) Bank maintains a cash account and a securities custody account for the benefit of Borrower (collectively, "Borrower's Account"). Borrower and Lender instruct Bank to establish and maintain a cash custody account and a securities custody account for the benefit of Lender (collectively, "Lender's Account"), the Collateral therein which is subject to the security interest separately granted by Borrower to Lender in the Securities Loan Agreement. Borrower hereby confirms the aforementioned security interest and agrees that it includes the Collateral in Lender's Account. Bank hereby acknowledges such security interest and that Bank will hold all securities, cash or other property from time to time deposited in Lender's Account, as bailee on Lender's behalf, subject to this Agreement. Bank shall segregate all securities and cash in Lender's Account from the assets of Bank or other persons in its possession by appropriate identification on the books and records of Bank. Bank hereby waives any security interest, lien or right of setoff against Lender's Account and the property therein. Bank further acknowledges that Bank holds any cash or securities received by Bank from Lender in connection with this Agreement as bailee on Lender's behalf until credited to Lender's Account, subject to this Agreement.

               (c) The parties intend that the receipt and maintenance by Bank of property in Lender's Account shall constitute a bailment under the laws of the State of New York and not a debtor-creditor relationship. The parties intend to create a special deposit account in favor of Lender. Bank shall not pay any interest on any cash held at any time in Lender's Account.

               (d) Except as specifically provided in this Agreement, Bank shall follow only Borrower's instructions with respect to Borrower's Account and shall follow only Lender's instructions with respect to Lender's Account.



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        3.     Specific Loan Transactions

               (a) On any Business Day on which Borrower and Lender agree to enter into a Tri-Party Loan (the "Transaction Date"), Lender will deliver the Borrowed Securities to Borrower against the simultaneous delivery of cash with a Market Value equal to or greater than [100]% of the Market Value of the Borrowed Securities delivered by Lender to Borrower. This interim settlement will be accomplished directly by Borrower and Lender apart from any action of Bank pursuant to this Agreement.

               (b) The further settlement of the transaction will be undertaken in the following manner through Bank. On the Transaction Date, (i) Lender will transfer cash in an equivalent amount to that received from Borrower (the "Cash Amount") to Bank with instructions to Bank to deliver the cash to Lender's Account; (ii) Bank will promptly credit Lender's Account with such cash; (iii) Borrower will cause Borrower's Account to be credited with Collateral; (iv) Borrower will instruct Bank to transfer to Borrower's Account the cash held in Lender's Account against the transfer to Lender's Account of Collateral held in Borrower's Account with a Market Value equal to or greater than the Cash Amount and (v) Bank will effectuate Borrower's instructions described in clause (iv) by the end of Bank's Business Day.

               (c) On any Business Day on which Borrower or Lender terminates a Tri-Party Loan in any manner provided for in the Securities Loan Agreement (the "Loan Termination Date"), the party initiating such termination shall notify the other party and Bank of the termination of the Tri-Party Loan. Alternatively, Borrower may notify Bank of the termination of the Tri-Party Loan on behalf of Lender. Bank shall have no duty to inquire into whether or not the termination is permitted by the Securities Loan Agreement and shall be entitled to rely on Lender's or Borrower's notice of termination of the Tri-Party Loan. Unless a substitution as described in Section 4(a) hereof of cash Collateral for securities Collateral has already occurred, Bank shall on the Loan Termination Date, without further instructions, transfer from Lender's Account to Borrower's Account all Collateral contained therein against the transfer from Borrower's Account to Lender's Account of cash Collateral having a Market Value of at least 100% of the Market Value of such Collateral (as determined by Bank on the prior Business Day). After completion of the transfer, the Collateral returned to Borrower will be released from all liens of Lender, and Bank shall without further instruction promptly wire to Lender the cash previously transferred to Lender's Account. Thereafter, Lender shall wire such cash to Borrower against the redelivery of Borrowed Securities by Borrower to Lender apart from any action of Bank pursuant to this Agreement.

               (d) If Borrower instructs Bank to identify Collateral on behalf of Borrower to be transferred to Lender's Account in connection with this Agreement, Bank may select in its sole discretion Collateral from Borrower's Account and transfer such Collateral to



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        Lender's Account provided such Collateral has the requisite Market Value specified in this Agreement.

               (e) Without incurring any liability, Bank may, but shall not be obligated to, effectuate (i) any Tri-Party Loan in whole or in part or
        (ii) the termination of a Tri-Party Loan in the event that either Lender fails to cause Lender's Account to be credited with the requisite cash or Borrower fails to cause Borrower's Account to be credited with the requisite cash or Collateral. In any such event, Borrower and Lender shall remain obligated to each other pursuant to the terms of the Securities Loan Agreement. It is expressly agreed and acknowledged by Lender and Borrower that Bank is not guaranteeing performance of or assuming any liability for the obligations of Lender or Borrower hereunder nor is it assuming any credit risk associated with Tri-Party Loans, which liabilities and risks are the responsibility of Lender and Borrower; further, it is expressly agreed that Bank is not undertaking to make credit available to Borrower or Lender to enable it to complete Tri-Party Loans; however, in the event that the cash or securities in Borrower's Account is insufficient to satisfy a required delivery of cash or securities to Lender or Lender's Account, Bank may at its option, (i) without further notice to Borrower, advance the amount of the insufficiency on Borrower's behalf in which case Borrower shall be obligated to repay such amount to Bank, plus interest at a rate to be determined from time to time, or (ii) not effectuate the transaction and promptly notify Lender and Borrower. Notwithstanding the fact that Bank may from time to time make advances or loans pursuant to this paragraph or otherwise extend credit to Borrower, whether or not as a regular pattern, Bank may at any time decline to extend such credit for any reason, including, but not limited to, if Bank believes Borrower to be insecure or Bank believes Borrower's ability to perform its obligations hereunder may be impaired, or if Bank is precluded from extending such credit as a result of any law, regulation or applicable ruling. Notwithstanding anything in this Agreement to the contrary, Bank shall not be obligated to transfer from Borrower's Account to Lender's Account any cash or securities which it has a right not to transfer pursuant to any other agreement between Borrower and Bank.

               (f) Bank shall be responsible for verifying that all securities and/or cash transferred to Lender's Account as Collateral fits within the definition of "Collateral" as specified in this Agreement and that physical securities are in negotiable form.

               (g) Borrower and Lender agree that in effecting Tri-Party Loans, transfers between Borrower's Account and Lender's Account, including, without limitation, substitutions, are intended to be, and shall be deemed to be, simultaneous.

        4.     Substitutions



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               (a) Bank may, on each Business Day at Borrower's request and without the prior consent of or notification to Lender, transfer from Lender's Account to Borrower's Account any or all Collateral contained therein against the transfer from Borrower's Account to Lender's Account of cash Collateral having a Market Value of at least 100% of the Market Value of such Collateral (as determined by Bank on the prior Business
        Day) ("IntraDay Cash Collateral"). In such case, by the end of the Business Day, Borrower shall instruct Bank to transfer to Lender's Account from Borrower's Account Collateral having a Market Value (determined by Bank on that Business Day) equal to or greater than the IntraDay Cash Collateral (as such value has been subsequently increased or decreased that Business Day pursuant to Section 5 hereof) against the transfer from Lender's Account to Borrower's Account of the IntraDay Cash Collateral (as such value has been subsequently increased or decreased that Business Day pursuant to Section 5 hereof).

               (b) Lender hereby authorizes Bank, from time to time at Borrower's request and without the prior consent of or notification to Lender, to release to Borrower Collateral from Lender's Account against the transfer to Lender's Account of other Collateral provided that the Collateral in Lender's Account after the substitution has a Market Value equal to or greater than the Market Value of the Collateral in Lender's Account immediately before the substitution. Notwithstanding the foregoing, the Market Value of the Collateral in Lender's Account after the substitution need not be any greater than the Intraday Cash Collateral in Lender's Account on that Business Day (as such value has been subsequently increased or decreased that Business Day pursuant to
        Section 5 hereof).

        5. Mark-to-Market. Borrower shall mark-to-market the Borrowed Securities in the manner provided in the Securities Loan Agreement apart from any action of Bank. If Borrower is required to furnish additional Collateral to Lender as a result of the mark-to-market process, Borrower shall satisfy that requirement by instructing Bank on a Business Day to transfer from Borrower's Account to Lender's Account Collateral with a Market Value equal to the amount specified in Borrower's instructions. If Lender is required to return Collateral to Borrower as a result of the mark-to-market process, Lender hereby authorizes Borrower to satisfy that requirement by instructing Bank on a Business Day to transfer Collateral from Lender's Account to Borrower's Account with a Market Value equal to the amount specified in Borrower's instructions. Bank shall effectuate each such instruction by no later than the end of the Business Day on which it received the instruction. Bank shall not be required to make any independent determination concerning the validity of any mark-to-market instruction and shall be entitled, without any liability to Bank, to rely on Borrower's instructions.

        6. Income. Bank shall credit to Borrower's Account all Income paid by or on behalf of issuers in respect of the Collateral in the event that any such amounts are received by Bank.



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Notwithstanding the foregoing, in the event Bank receives a written notice from
Lender of an Event of Default by Borrower, Bank shall credit such amounts to Lender's Account.

        7. Lender's Account. Until the earlier of the Loan Termination Date or the date, if any, when Bank shall receive a written notice of an Event of Default from Lender or Borrower pursuant to Section 12 hereof, Lender hereby instructs Bank to hold the Collateral in Lender's Account and to refuse to act upon any instructions of Lender or Borrower to deliver the Collateral other than as expressly provided in this Agreement. Except as provided in Section 12 hereof and other sections hereof authorizing Collateral to be transferred into or out of Lender's Account, Lender further agrees that unless Lender shall receive the written consent of Borrower and Borrower confirms Borrower's consent to Bank, Lender shall not sell, transfer, assign, pledge or otherwise utilize or transfer the Collateral held in Lender's Account.

        8. Daily Statement. On each Business Day, Bank shall send to Borrower and Lender a statement describing the Collateral held in Lender's Account as of the close of the prior Business Day. Such statement shall include a statement of the Market Value of such securities and/or cash as of the prior Business Day. Notwithstanding the foregoing, no statement will be sent if there are no securities or cash in Lender's Account as of the close of the prior Business Day. Lender and Borrower shall promptly review all such statements and shall promptly advise Bank of any error, omission or inaccuracy in the cash or Collateral positions reported. Bank shall undertake to correct any errors, failures or omissions that are reported to Bank by Lender or Borrower to the extent possible. Any such corrections shall be reflected on subsequent statements.

        9. Care of Property; Reliance on Instructions; and Pricing of Securities

               (a) Bank shall exercise the same care with respect to property in Borrower's Account and Lender's Account as Bank exercises with respect to Bank's own property. Bank assumes responsibility only for loss to any such property of Lender or Borrower occasioned by the negligence of, or conversion, misappropriation, theft or other willful misconduct by Bank's employees. Bank's liability for lost securities shall be limited to the Market Value thereof at the date of the discovery of such loss. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Bank be liable for special, consequential, or indirect damages even if Bank has been advised as to the possibility thereof and regardless of the form of action. Bank, at its option, may insure itself against loss from any cause but shall be under no obligation to obtain insurance directly for the benefit of either Borrower or Lender. In matters concerning or relating to this Agreement, Bank shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the Board of Governors of the Federal Reserve System, or with any rules or regulations of the Office of the Controller of the Currency. Bank shall not be liable for any acts or omissions of the other parties to this Agreement. Bank



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        shall not have any duty to require that any cash or securities be delivered to it or to determine that the amount and form of assets deposited in the accounts comply with any applicable requirements other than as specified in this Agreement.

               (b) Bank, at any time, without any resulting liability to it, may act hereunder in reliance upon any instructions or notices Bank reasonably believes to be genuine; provided, however, that all instructions and notices to Bank shall be by a signed writing (via telecopy, or otherwise), by electronic communication or by oral communication, including the code which may be assigned by Bank to Lender from time to time. Instructions to Bank from Borrower may also be given in the manner specified in the Clearance Agreement between Bank and Borrower. Bank reserves the right to confirm payment orders and/or institute any other reasonable security procedures to verify payment orders.

               (c) Until written notice to the contrary is given to another party to this Agreement by Lender and such other party has had a reasonable time to amend its records, such other party shall be entitled to act on the belief that the persons listed on Schedule 2 hereto, whether or not any such person is an officer or employee of Lender, and any other person who Bank reasonably and in good faith believes is authorized to act on behalf of Lender, are authorized to act on behalf of Lender, and that any one of them has authority to transfer Collateral, hold Collateral, give notices and otherwise act under this Agreement on behalf of Lender.

               (d) Bank may rely upon a recognized pricing service (or its equivalent as provided in the definition of Market Value) or a recognized credit rating service in determining the Market Value or credit ratings of the Collateral, as applicable, and shall in no circumstances be liable for any errors made by such service.

               (e) All credits, debits or transfers shall be deemed to have been completed at such time as recorded on Bank's books.

               (f) All transfers of securities and cash between Bank and Lender shall be made to the accounts listed on Schedule 2 hereto unless otherwise agreed between Lender and Bank.

               (g) Bank undertakes to perform only such duties as are expressly set forth in this Agreement.

               (h) Transfer of securities to Bank hereunder may be accomplished by crediting a proprietary or pledgee account of Bank with the Federal Reserve Bank of New York ("FRBNY"), The Participants Trust Company ("PTC"), The Depository Trust Company ("DTC") or other clearing corporation or depository legally available to Bank



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        (each, a "Clearing Corporation"), as the case may be, or by delivery of physical certificates to Bank in negotiable form. Borrower and Lender agree that Bank's use of a Clearing Corporation in connection with Tri-Party Loans contemplated under this Agreement is authorized and shall fully comply with all terms and conditions of this Agreement regarding Bank's transfer and custody of securities and cash. Lender and Borrower acknowledge and understand that all transfers of securities or cash by a Clearing Corporation, as the case may be, will be subject to the then applicable rules and procedures of such Clearing Corporation. No Clearing Corporation shall be deemed to be an agent of Bank, and Bank shall have no liability for the acts or omissions of any Clearing Corporation. Notwithstanding anything to the contrary contained in this Agreement, Bank shall be authorized, in its reasonable discretion, to accept a trust receipt as Collateral.

               (i) Bank is not a party to the Securities Loan Agreement. Bank's obligations hereunder shall not be affected by, nor does Bank assume any liability under, the Securities Loan Agreement.

               (j) Bank shall not be deemed to have independent knowledge or notice of the existence of an Event of Default. Bank shall be entitled to rely on Lender's or Borrower's written notice (including, without limitation, facsimile notice) thereof and shall have no duty to inquire into the nature or validity of an Event of Default.

               (k) Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall not be deemed to be negligent or have engaged in willful misconduct in any action taken or omitted by Bank in good faith in conformity with such advice or opinion.

               (l) Without limiting the generality of the foregoing, Bank shall be under no obligation to inquire into, and shall not be liable for:

                        (i) subject to Section 3(f) hereof, the title, validity
                or genuineness of any Collateral or document;

                        (ii) the legality of the lending or borrowing of any
                Collateral or the propriety of the amount of a Tri-Party Loan or the enforceability of any Trust Receipt received by Bank pursuant to this Agreement;

                        (iii) the due authority of any person (listed on
                Schedule 2 hereto with respect to Lender) to act on behalf of Lender with respect to cash or Collateral held in Lender's Account; or



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                        (iv) the due authority of Lender, Borrower or any
                entities for which Lender acts to deliver, transfer, obtain or hold any particular Collateral pursuant to this Agreement.

        10. Compensation. Borrower hereby agrees to pay Bank compensation for the services to be rendered hereunder, based upon rates which shall be determined from time to time in a manner agreed upon by Bank and Borrower.

        11. Indemnification. Borrower hereby agrees to indemnify Bank for, and hold it harmless against, any loss, liability or expense in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement or the Securities Loan Agreement, or any action or omission by Bank in connection with this Agreement, including the reasonable costs, expenses and attorneys fees of attorneys chosen by Bank incurred in defending any such claim of liability, except that Borrower shall not be liable for any loss, liability or expense that is determined to be the direct result of acts or omissions on the part of Bank constituting negligence or willful misconduct. These indemnification obligations shall survive the termination of any Loan, Tri-Party Loan, the Securities Loan Agreement, this Agreement or all of them. For purposes of this Section, "Bank" shall mean Bank, any existing or future parent company of Bank, any existing or future direct or indirect subsidiary of such parent company and any director, officer, employee or agent of any of the foregoing.

        12. Event of Default; Continuing Disputes; Effect of Notice of Levy,
Etc.

               (a) If either Lender or Borrower shall declare an Event of Default, it shall deliver a written notice of an Event of Default to Bank and to the other party. Such notice shall identify the name of the defaulting party, the Event of Default and the Tri-Party Loan(s) which are the subject of such Event of Default. Bank shall notify the defaulting party of Bank's receipt of a written notice of an Event of Default.

               (b) From and after Bank's receipt of a written notice of an Event of Default from Lender or Borrower, Bank shall continue to hold all Collateral in Lender's Account. Bank shall cease performing its normal duties in connection with the Tri-Party Loan(s) which are the subject of such Event of Default and shall await instructions as described below. In the absence of any dispute between, conflicting claims by or conflicting instructions from Borrower, Lender and any other person with respect to the Collateral or any other matter covered by this Agreement and if Bank, in the opinion of its counsel, is permitted by law to do so, Bank is hereby instructed to follow the instructions of the non-defaulting party with respect to the non-defaulting party's Account, and Bank is hereby further instructed to follow the instructions of Borrower to accept into Lender's Account cash Collateral in substitution of any Collateral therein as provided in Section 4(a) hereof.



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               (c) In the event of any dispute between, conflicting claims by or conflicting instructions from Borrower, Lender and any other person with respect to the Collateral, cash or any other matter covered by this Agreement or if Bank, in the opinion of its counsel, is precluded by law from acting, Bank may decline to comply with any and all claims, demands or instructions with respect to such Collateral, cash or any other matter covered by this Agreement so long as such dispute or conflict or legal inability to perform shall continue, and Bank shall not be liable for failure to act or to comply with such claims, demands or instructions. Bank shall be entitled to refuse to act or comply until
        (i) such dispute or conflict shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties and Bank shall have received evidence satisfactory to it of the same, (ii) Bank, in the opinion of its counsel, is permitted by law to perform or (iii) Bank shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses or damages, including reasonable counsel's fees and expenses that it may incur by reason of taking any action.

               (d) If Bank shall be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action until
        (i) Bank shall be directed otherwise in writing by Lender and Borrower or by a final order or judgment of a court of competent jurisdiction or
        (ii) Bank shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses or damages, including reasonable counsel's fees and expenses that it may incur by reason of taking any action.

               (e) Bank shall not be required to deliver or transfer cash or securities in contravention of any order, judgment, levy, restraining notice, seizure or other similar notice issued or directed by a governmental agency or court, or officer thereof, asserting jurisdiction over Bank, any existing or future parent company of Bank, any existing or future direct or indirect subsidiary of such parent company or any director, officer, employee or agent of any of the foregoing, which on its face affects such cash or securities. Bank shall give Lender and Borrower prompt notice of any such notice or order.

               (f) Bank's receipt of a notice of an Event of Default by itself shall not be considered to be a dispute or conflict for purposes of this
        Section 12 of this Agreement.

        13. Funds Transfer Name/Identifying Number Inconsistencies. In executing or paying a payment order, Bank may rely upon the identifying number (e.g. Fedwire routing number or account number) of any party as instructed in the payment order. Borrower assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Borrower's name. Lender assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Lender's name.



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        14.    Representations and Warranties.

               (a) Lender represents and warrants that (i) it has full legal right, capacity, power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder and under the Securities Loan Agreement, (ii) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally, (iii) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and under the Securities Loan Agreement will not violate any agreement by which it is bound or by which any of its assets are affected, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it, (iv) it has the unqualified right to have Borrower transfer the Collateral to it in the manner contemplated herein and in the Securities Loan Agreement; and (v) all of the Collateral, while held in Lender's Account shall not at any time be or become, as a result of any action or failure to act by Lender, subject to any lien, claim, security interest or encumbrance of any person or entity other than Lender (except as permitted by this Agreement), and all of such Collateral upon delivery to Borrower, will be free and clear of any lien, claim or encumbrance (except as may exist in favor of a Clearing Corporation pursuant to its rules).

               (b) Borrower represents and warrants that (i) it is a duly organized and validly existing Delaware corporation registered as a broker dealer under the Securities Exchange Act with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder and under the Securities Loan Agreement, (ii) this Agreement and performance of all transactions contemplated hereunder and under the Securities Loan Agreement have been duly authorized, executed and delivered in accordance with all requisite corporate action, (iii) the person executing this Agreement on its behalf has been duly and properly authorized to do so, (iv) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally, (v) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and under the Securities Loan Agreement will not violate any agreement by which it is bound or by which any of its assets are affected, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it, (vi) it has the unqualified right to sell, transfer, assign and pledge the Collateral, and all of such Collateral upon delivery to Bank for deposit into Lender's Account, will be free and clear of any lien, claim security interest or encumbrance (except as may exist in favor of a Clearing Corporation pursuant to its rules), and (vii) it is acting as principal for its own account.

               (c) Bank represents and warrants that (i) it is duly organized and validly existing banking corporation under the laws of the State of New York with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder, (ii) this Agreement and performance of all transactions contemplated hereunder have been duly authorized, executed and delivered in accordance with all requisite corporate action, (iii) the person executing this Agreement on its behalf has been duly and properly authorized to do so, (iv) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (v) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any agreement by which it is bound or by which any of its assets are affected, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it.

        These representations and warranties shall be deemed to be repeated on each day on which a Tri-Party Loan is outstanding.

        15. Entire Agreement, Modification or Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements in regard thereto. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties. In the event of conflict between this Agreement and the Securities Loan Agreement, this Agreement shall control.

        16. Termination. This Agreement shall terminate forthwith upon termination of the Securities Loan Agreement and written notice thereof to Bank from Lender or Borrower or may be terminated by any party hereto on ten Business Days' prior written notice to the other parties; provided, however, that subject to the section entitled "Event of Default; Continuing Disputes; Effect of Notice of Levy, Etc.", any such termination shall not affect any Tri-Party Loan then outstanding.

        17. Severability. If any provision of this Agreement is held to be unenforceable as a matter of law, the other terms and provisions hereof shall not be affected thereby and shall remain in full force and effect.

        18. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of any additional rights and remedies; provided, however, that nothing in this Section shall be construed as permitting any party, under any circumstances, to make any claim against Bank for special, indirect or consequential damages arising under or in connection with this Agreement.

        19. Headings. Section headings are for reference purposes only and shall not be construed as a part of this Agreement.

        20. Assignment. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither Lender nor Borrower may assign its rights and/or obligations hereunder without the prior written consent of the other parties. Any attempted assignment without such consent shall be null and void.

        21. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

        22. Notices. All notices shall be given to the party entitled to receive such notices at the following addresses, telephone numbers and facsimile numbers unless otherwise specified in a notice given pursuant to this Section:

                (a) To Borrower. Unless and until Borrower shall give written notice to Lender and Bank to the contrary, all notices to Borrower from Lender or Bank shall be sent to it at Smith Barney Inc., 390 Greenwich Street, New York, New York 10013, attention of Peter Grant / Suzette Dupree / John Lucciola / Nancy Sherman,
                (212) 723-7611, and notices by telecopy to Borrower from Lender or Bank shall be sent to (212) 723-8837.

                (b) To Lender. Unless and until Lender shall give written notice to Borrower and Bank to the contrary, all written notices to Lender from Borrower or Bank shall be sent to it at ____________________________________________ attention of
        __________________ , all notices by telephone to Lender from Borrower or Bank shall be made to ________________ , and all notices by telecopy to Lender from Borrower or Bank shall be made to _____________ .

               (c) To Bank. Unless and until Bank shall give written notice to Borrower and Lender to the contrary, all written notices to Bank from Borrower or Lender shall be sent to it at 4 New York Plaza, New York, New York 10004-2477, attention of Brokers and Dealers Clearance Department, all notices by telephone to Bank from Borrower or Lender shall be made to Allen B. Clark, Senior Vice President (212)-623-7219, and all notices by telecopy to Bank from Borrower or Lender shall be made to (212) 623-5959.

               (d) Troubleshooting List. Until written notice to the contrary is given to the other parties by Lender or Borrower, as applicable, and the other parties have had a reasonable time to amend their records, the persons listed on Schedule 3 hereto may be contacted after business hours as necessary in connection with this Agreement.

All notices and instructions shall be deemed given when received.

       23. Force Majeure. Bank shall not be liable to the other parties for any failure or delays arising out of conditions beyond its reasonable control, including, but not limited to, fire, civil disobedience, riots, rebellions, storms, acts of God and similar occurrences.

       24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. THE PARTIES HERETO (I) IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, (II) IRREVOCABLY WAIVE THE RIGHT TO OBJECT TO THE VENUE OF ANY SUCH COURT ON THE GROUND OF INCONVENIENT FORUM AND (III) IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY SECURITIES LENDING TRANSACTION. TO THE EXTENT THAT, IN ANY JURISDICTION, ANY PARTY, BY ITSELF OR ON BEHALF OF ITS PRINCIPAL, MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, OR FOR ITS PRINCIPAL OR SUCH PRINCIPAL'S ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGMENT) OR OTHER LEGAL PROCESS, SUCH PARTY IRREVOCABLY AGREES NOT TO CLAIM, AND IT HEREBY WAIVES, SUCH IMMUNITY.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day of April, 1998.


THE CHASE MANHATTAN BANK


By:
   --------------------------------
        Title:


SMITH BARNEY INC.


By:
   --------------------------------
Name:
Title:    Managing Director



James J. Kim



Agnes C. Kim

                                   SCHEDULE 1

                               COLLATERAL SCHEDULE




                                      None

                                   SCHEDULE 2


Description of Cash Accounts

A. Lender's Account at Bank             B.  Lender's Delivery Instructions

ABA:    021000021                       ABA:
                                            ------------------------------------
CHASE NYC/DEPT 4004                     Bank Name:
                                                  ------------------------------

Lender's Name                           A/C Name:
                                                 -------------------------------

FOR SECURITIES LENDING                  A/C Number:
TRI-PARTY WITH                                     -----------------------------
SMITH BARNEY INC.                       Branch:
                                               ---------------------------------
                                        City:
                                             -----------------------------------
                                        Attention:
                                                  ------------------------------

C.      Authorized Persons for Lender

Name                                    Title

----------------------------------      ----------------------------------

----------------------------------      ----------------------------------

----------------------------------      ----------------------------------

----------------------------------      ----------------------------------

----------------------------------      ----------------------------------

----------------------------------      ----------------------------------

----------------------------------      ----------------------------------

----------------------------------      ----------------------------------

                                   SCHEDULE 3

                           AFTER HOURS CONTACT PERSONS



For Lender:

Name                Address        Office Number    After Hours Telephone Number
----                -------        -------------    ----------------------------









For Borrower:

Name                Address        Office Number    After Hours Telephone Number

